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                                                                   Exhibit 10.53

                            HARKEN ENERGY CORPORATION
                              SEVERANCE AGREEMENT
                              -------------------

THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into this ____ day of July, 2003 by and between HARKEN ENERGY CORPORATION, a Delaware corporation, whose principal office is 580 WestLake Park Blvd., Suite 600, Houston, Texas 77079 ("the Company") and ELMER A. JOHNSTON, an individual employee of the Company, whose home address is 13414 Layton Castle Lane, Cypress, Texas 77429, (the "Employee").

WHEREAS, the Employee is, as of the Date hereof, in the employ of the Company and is an executive officer of the Company on whom the Company relies and whom the Company desires to retain in its employment; and

WHEREAS, the Company and Employee have reached an agreement with respect to certain severance incentives as more fully provided hereinafter.

NOW THEREFORE, for and in the mutual considerations recited and acknowledged by both parties hereto, the Company and the Employee agree as follows:

1.   Severance Upon Involuntary Termination:
     --------------------------------------

In the event that Employee is Involuntarily terminated by the Company during the Term of this Agreement, then the Company will pay to Employee a sum of money, IN ADDITION TO any and all severance pay and related compensation such Employee is entitled to receive under the policies in effect by the Company on the date of this Agreement, the additional amount equal to nine (9) months salary.

The salary used to compute this Additional Severance will be the greater of either the Employee's salary at the time of the termination or Employee's salary as of the date of this Agreement.

The payment of this Additional Severance will become due to Employee from the Company upon any event of involuntarily termination during the Term, whether it be with or without cause, or an event of individual involuntary termination or in connection with a layoff, plant closing or force reduction.

2.   Voluntary Termination:
     ---------------------

In the event that Employee elects for any reason to voluntarily terminate his employment with the Company during the Term, then in such event the Company will pay to Employee a sum of money equal to six (6) months salary as of that date of her voluntarily termination.

3.   Constructive Termination:
     ------------------------

In the event that, during the term hereof, the Company shall decrease by more than ten percent (10%) Employee's salary from the amount set as of the date hereof, such action shall

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be construed as a constructive termination under this Agreement which shall trigger the obligation of the Company to pay to Employee the Additional Severance amount irregardless of whether Employee's actual employment is terminated or continued. Any single decrease of salary in excess of 10% or any series of decreases during the Term, which in the aggregate equal more than 10%, will be a constructive termination hereunder and give rise to the provisions of this Section 3.

4.   No Guaranty of Employment:
     -------------------------

This Agreement shall not constitute nor be construed nor interpreted as any guarantee nor contract for continued employment of Employee with the Company, any subsidiary or any successor company. The parties stipulate that as to any rights of ongoing or future employment, that the Employee is an employee at will.

5    Term of Agreement:
     -----------------
Unless otherwise agreed to in writing by the parties hereto, this Agreement shall be in effect from the date first set forth above and shall continue through and including June 1, 2004. At the expiration of the Term this Agreement may be extended, modified or renegotiated only upon the mutual written agreement of both.

6.   Cancellation of Global Severance Agreement:
     ------------------------------------------

As partial consideration for this Agreement, Employee hereby cancels and releases the Severance Agreement previously in effect by and between Employee and the Company's subsidiary, Global Energy Development PLC (the "Global Agreement") and agrees that the Company, its subsidiaries and affiliates shall hereafter have no obligation nor liability to Employee pursuant to the Global Agreement.

7.   Parties:
     -------

This Agreement shall be binding on the parties hereto and shall further be binding upon the successors, assigns, parent corporations or subsidiary corporations of the Company, and shall further inure to the benefit of the heirs and assigns of Employee.

8.   Governing Law:
     -------------

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

9.   Entire Agreement:
     ----------------
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces, restates in full and supersedes all other prior agreements and understandings, both written and oral.

Executive Severance Agreement--Johnston 2
Version 7/22/03

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IN WITNESS whereof this Agreement has been executed the day and year first above written.

HARKEN ENERGY CORPORATION (the Company)


By:   /s/ Mikel D. Faulkner
   -------------------------------
Name: Mikel D. Faulkner
Its:  President and CEO

ELMER JOHNSTON (the Employee)

/s/ Elmer Johnston
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Executive Severance Agreement--Johnston 3
Version 7/22/03